 Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Ronald L. Zimmerly, Jr. President and Chief Executive Officer Middlefield Banc Corp. (419) 673-1217 rzimmerly@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2025 Nine-Month Financial Results

MIDDLEFIELD, OHIO, October 22, 2025  ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the nine months ended September 30, 2025.

2025 Third-Quarter Financial Highlights (on a year-over-year basis):

●	Third quarter diluted earnings increased to $0.65 per share, driving year-to-date earnings of $2.01 per share
●	Pre-tax, pre-provision earnings(1) increased 37.3% to $6.8 million
●	Net interest margin expanded 33 basis points to 3.79%
●	Total loans increased $102.5 million, or 6.8% to a record $1.61 billion
●	Total assets increased $121.3 million, or 6.5% to a record $1.98 billion
●	Book value increased 6.1% to $27.71 from $26.11 per share, while tangible book value(1) increased 8.4% to $22.62 from $20.87 per share

(1) See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”

“Our third quarter performance was exceptionally strong, supported by core earnings growth that reflects margin expansion and disciplined operating expense control,” stated Ronald L. Zimmerly, Jr., President and Chief Executive Officer. “These results, combined with steady asset growth and strong asset quality, demonstrate the strength of our community banking model and our commitment to serving customers across our markets. Solid third quarter financial results have driven year-to-date diluted earnings per share to $2.01, increased book value by 6.1% to $27.71 per share, and produced a return on average assets of 1.14%, compared to 0.77% a year ago.”

“Continued investments in our operations and talent have strengthened our foundation and positioned Middlefield for sustained performance and shareholder value creation. The relocation of our Westerville office remains on track to open in the fourth quarter of 2025, advancing our multi-year strategy to expand our presence in the Central Ohio region. As we look to the remainder of the year, we are confident 2025 will be another year of profitable growth and progress,” concluded Mr. Zimmerly.

Income Statement

Net interest income for the 2025 third quarter increased 16.5% to $17.6 million, compared to $15.1 million for the 2024 third quarter. The net interest margin for the 2025 third quarter was 3.79%, compared to 3.46% for the same period of 2024. Net interest income for the nine months ended September 30, 2025, increased 13.2% to $51.1 million, compared to $45.1 million for the same period last year. The increase was primarily due to strong loan growth, a decrease in FHLB advances, a decline in the rates for FHLB advances, and an overall decline in rates for deposits despite an increase in total deposit balances. Net interest margin for the nine months ended September 30, 2025, was 3.79%, compared to 3.51% for the same period last year.

Noninterest income for the 2025 third quarter was $2.3 million, compared to $1.7 million for the same period the previous year. For the nine months ended September 30, 2025, noninterest income increased $2.0 million to $7.3 million, compared to $5.3 million for the same period in 2024.  In April 2025, Middlefield completed an exchange of real estate with the City of Westerville, Ohio for a parcel of land that had a fair value of $1.5 million. In exchange, Middlefield transferred land and a building with related furnishings associated with its current branch located in Westerville, Ohio. The transferred branch had a net book value of $221,000. The exchange of real estate transaction resulted in a one-time, non-cash gain of $1.2 million during the second quarter of 2025.

For the 2025 third quarter, noninterest expense was $13.1 million, compared to $11.9 million for the 2024 third quarter. Noninterest expense for the nine months ended September 30, 2025, was $38.9 million, compared to $35.7 million for the same period in 2024. Noninterest expense for the 2025 second quarter included a $700,000 loss associated with recording a separate property located in Westerville, Ohio as held for sale.

Net income for the 2025 third quarter was $5.3 million, or $0.65 per diluted share, compared to $2.3 million, or $0.29 per diluted share, for the same period last year. Net income for the nine months ended September 30, 2025, was $16.3 million, or $2.01 per diluted share, compared to $10.7 million, or $1.32 per diluted share, for the same period last year.

For the 2025 third quarter, pre-tax, pre-provision net income was $6.8 million, compared to $4.9 million for the same period of 2024. For the nine months ended September 30, 2025, pre-tax, pre-provision net income was $19.5 million, compared to $14.7 million for the same period last year.  (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.)

Balance Sheet

Total assets at September 30, 2025, increased 6.5% to a record $1.98 billion, compared to $1.86 billion at September 30, 2024. Total loans at September 30, 2025, were a record $1.61 billion, compared to $1.50 billion at September 30, 2024. The 6.8% year-over-year increase in total loans was primarily due to higher commercial and industrial loans, owner occupied, home equity lines of credit, and residential real estate loans, partially offset by a reduction in non-owner occupied, construction and other, and multifamily loans.

The investment securities available-for-sale portfolio was $155.9 million at September 30, 2025, compared with $169.9 million at September 30, 2024.

Total liabilities at September 30, 2025, increased 6.5% to $1.75 billion, compared to $1.65 billion at September 30, 2024. Total deposits at September 30, 2025, were $1.62 billion, compared to $1.51 billion at September 30, 2024. The 7.2% year-over-year increase in deposits was primarily due to growth in money market deposits, partially offset by a decline in time deposit accounts. Noninterest-bearing demand deposits were 25.3% of total deposits at September 30, 2025, compared to 25.8% at September 30, 2024. At September 30, 2025, the Company had brokered deposits of $108.6 million, compared to $86.5 million at September 30, 2024.

Michael C. Ranttila, Chief Financial Officer, stated, “Throughout the year we have been focused on growing core deposits by improving the mix of commercial and industrial loans and growing treasury management relationships. As a result of these strategies, commercial and industrial loans have been the largest contributor to loan growth since September 2024.  At September 30, 2025, commercial and industrial loans have increased $56.3 million, or 26.4% year-over-year.  Increasing commercial and industrial relationships have helped support core deposit growth, which at September 30, 2025, has increased 6.1% compared to the same period a year ago."

Middlefield's CRE portfolio included the following categories at September 30, 2025:

		Percent of	Percent of	Weighted Average
(Dollar amounts in thousands)	Balance	CRE Portfolio	Loan Portfolio	Loan-to-Value

Multi-Family	$88,899	12.7%	5.5%	64.6%
Owner Occupied
Real Estate and Rental and Leasing	73,969	10.6%	4.6%	59.1%
Other Services (except Public Administration)	41,291	5.9%	2.6%	58.2%
Manufacturing	22,991	3.3%	1.4%	50.4%
Educational Services	11,762	1.7%	0.7%	49.7%
Accommodation and Food Services	11,441	1.6%	0.7%	47.4%
Other	60,146	8.5%	3.7%	53.0%
Total Owner Occupied	$221,600	31.6%	13.7%
Non-Owner Occupied
Real Estate and Rental and Leasing	324,180	46.3%	20.2%	54.2%
Accommodation and Food Services	38,132	5.4%	2.4%	58.0%
Health Care and Social Assistance	19,100	2.7%	1.2%	56.8%
Manufacturing	3,903	0.6%	0.2%	44.4%
Other	5,039	0.7%	0.3%	62.9%
Total Non-Owner Occupied	$390,354	55.7%	24.3%
Total CRE	$700,853	100.0%	43.5%

Stockholders' Equity and Dividends

At September 30, 2025, stockholders' equity was $224.1 million, compared to $210.7 million at September 30, 2024. The 6.4% year-over-year increase in stockholders' equity was primarily from higher retained earnings, partially offset by an increase in the unrealized losses on the available-for-sale investment portfolio. On a per-share basis, shareholders' equity at September 30, 2025, was $27.71, compared to $26.11 at September 30, 2024.

At September 30, 2025, tangible stockholders' equity(1) was $182.9 million, compared to $168.5 million at September 30, 2024. On a per-share basis, tangible stockholders' equity(1) was $22.62 at September 30, 2025, compared to $20.87 at September 30, 2024. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

For the nine months ended September 30, 2025, the Company declared cash dividends of $0.63 per share, totaling $5.1 million. Beginning in the first quarter of 2025, the Company increased the quarterly cash dividend by $0.01, or 5% from the previous year's $0.20 per share quarterly cash dividend.

For the nine months ended September 30, 2025, the Company did not repurchase any shares of its common stock.

At September 30, 2025, the Company's equity-to-assets ratio was 11.33%, compared to 11.34% at September 30, 2024.

Asset Quality

For the 2025 third quarter, the Company recorded a provision for credit losses of $392,000, compared to a provision for credit losses of $2.2 million for the 2024 third quarter. For the nine months ended September 30, 2025, the Company recorded a recovery of credit losses of $19,000, compared to a provision for credit losses of $2.2 million for the same period of 2024.

Net recoveries were $334,000, or (0.03%) of average loans, annualized, for the nine months ended September 30, 2025, compared to net charge-offs of $1.3 million, or 0.11% of average loans, annualized, for the same period of 2024.

Nonperforming loans at September 30, 2025, were $29.9 million, which is consistent with nonperforming loans of $30.1 million at September 30, 2024. The allowance for credit losses at September 30, 2025, stood at $23.0 million, or 1.43% of total loans, compared to $22.5 million, or 1.50% of total loans at September 30, 2024. While the allowance for credit losses has remained flat year-over-year, the percentage of the allowance for credit losses to total loans has decreased as a result of an overall increase in total loans while maintaining strong credit quality within the portfolio.

Mr. Ranttila continued, “Nonperforming assets to total assets improved to 1.51% at September 30, 2025, compared to 1.62% at September 30, 2024, reflecting improving asset quality on a year-over-year basis.  The modest increase in nonperforming assets from the prior quarter was primarily attributable to two commercial real estate loans, and one commercial and industrial loan.  Combined, these loans represented approximately $5.6 million of the increase.  We are actively working with these borrowers and expect a favorable resolution in the coming quarters. We believe these relationships are not indicative of a trend in the markets we serve, our portfolio, or our underwriting standards. Overall, we remain encouraged by the strength of our portfolio, ongoing loan and deposit growth, and the year-over-year improvement in net interest margin. We believe these positive trends will continue through the remainder of 2025."

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.98 billion at September 30, 2025. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.'s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the following Consolidated Financial Highlights tables below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are several important factors that could cause Middlefield Banc Corp.'s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.'s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Balance Sheets (period end)	2025	2025	2025	2024	2024
ASSETS
Cash and due from banks	$81,372	$59,145	$56,150	$46,037	$61,851
Federal funds sold	22,333	13,701	10,720	9,755	12,022
Cash and cash equivalents	103,705	72,846	66,870	55,792	73,873
Investment securities available for sale, at fair value	155,855	161,116	165,014	165,802	169,895
Other investments	1,131	1,014	1,021	855	895
Loans held for sale	209	152	-	-	249
Loans:
Commercial real estate:
Owner occupied	221,600	196,645	185,412	181,447	187,313
Non-owner occupied	390,354	405,032	413,621	412,291	407,159
Multifamily	88,899	79,497	88,737	89,849	94,798
Residential real estate	366,307	357,217	351,274	353,442	345,748
Commercial and industrial	269,422	257,519	235,547	229,034	213,172
Home equity lines of credit	159,805	156,297	147,154	143,379	137,761
Construction and other	104,843	123,531	122,653	103,608	111,550
Consumer installment	5,794	6,187	5,951	6,564	7,030
Total loans	1,607,024	1,581,925	1,550,349	1,519,614	1,504,531
Less allowance for credit losses	23,029	22,335	22,401	22,447	22,526
Net loans	1,583,995	1,559,590	1,527,948	1,497,167	1,482,005
Premises and equipment, net	21,428	20,304	20,494	20,565	20,528
Premises and equipment held for sale	998	1,015	-	-	-
Goodwill	36,356	36,356	36,356	36,356	36,356
Core deposit intangibles	4,862	5,112	5,362	5,611	5,869
Bank-owned life insurance	35,335	35,102	34,866	35,259	35,049
Accrued interest receivable and other assets	35,019	31,762	30,425	35,952	32,916
TOTAL ASSETS	$1,978,893	$1,924,369	$1,888,356	$1,853,359	$1,857,635

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
LIABILITIES
Deposits:
Noninterest-bearing demand	$410,612	$371,155	$369,492	$377,875	$390,933
Interest-bearing demand	232,452	236,239	222,953	208,291	218,002
Money market	528,246	466,935	481,664	414,074	376,619
Savings	180,547	184,534	189,943	197,749	199,984
Time	270,445	334,755	275,673	247,704	327,231
Total deposits	1,622,302	1,593,618	1,539,725	1,445,693	1,512,769
Federal Home Loan Bank advances	106,000	89,000	110,000	172,400	106,000
Other borrowings	11,502	11,557	11,609	11,660	11,711
Accrued interest payable and other liabilities	14,969	14,142	13,229	13,044	16,450
TOTAL LIABILITIES	1,754,773	1,708,317	1,674,563	1,642,797	1,646,930
STOCKHOLDERS' EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,966,196
shares issued, 8,086,886 shares outstanding as of September 30, 2025	162,349	162,195	162,195	161,999	161,916
Additional paid-in capital	1,041	811	515	246	108
Retained earnings	120,514	116,892	112,432	109,299	106,067
Accumulated other comprehensive loss	(18,875)	(22,937)	(20,440)	(20,073)	(16,477)
Treasury stock, at cost; 1,879,310 shares as of September 30, 2025	(40,909)	(40,909)	(40,909)	(40,909)	(40,909)
TOTAL STOCKHOLDERS' EQUITY	224,120	216,052	213,793	210,562	210,705

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,978,893	$1,924,369	$1,888,356	$1,853,359	$1,857,635

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Statements of Income	2025	2025	2025	2024	2024	2025	2024

INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$25,485	$25,122	$23,387	$23,308	$23,441	$73,994	$69,258
Interest-earning deposits in other institutions	299	325	291	320	348	915	1,171
Federal funds sold	192	120	155	151	143	467	417
Investment securities:
Taxable interest	538	526	530	528	528	1,594	1,500
Tax-exempt interest	958	960	960	961	962	2,878	2,900
Dividends on stock	136	183	150	170	191	469	578
Total interest and dividend income	27,608	27,236	25,473	25,438	25,613	80,317	75,824
INTEREST EXPENSE
Deposits	8,972	8,789	7,885	8,582	8,792	25,646	24,681
Short-term borrowings	918	870	1,347	1,128	1,575	3,135	5,488
Other borrowings	153	140	143	173	173	436	530
Total interest expense	10,043	9,799	9,375	9,883	10,540	29,217	30,699

NET INTEREST INCOME	17,565	17,437	16,098	15,555	15,073	51,100	45,125

Provision for (recovery of) credit losses	392	(506)	95	(177)	2,234	(19)	2,185

NET INTEREST INCOME AFTER PROVISION
FOR (RECOVERY OF) CREDIT LOSSES	17,173	17,943	16,003	15,732	12,839	51,119	42,940
NONINTEREST INCOME
Service charges on deposit accounts	1,072	1,061	989	1,068	959	3,122	2,839
Gain (Loss) on equity securities	17	(7)	(34)	56	14	(24)	(65)
Earnings on bank-owned life insurance	228	230	493	230	246	951	700
Gain on sale of loans	158	39	24	64	56	221	135
Revenue from investment services	306	310	268	237	206	884	679
Gain on exchange of real estate	-	1,229	-	-	-	1,229	-
Gross rental income	-	-	-	-	-	-	67
Other income	543	216	204	259	262	963	944
Total noninterest income	2,324	3,078	1,944	1,914	1,743	7,346	5,299

NONINTEREST EXPENSE
Salaries and employee benefits	6,883	6,731	6,551	5,996	6,201	20,165	18,645
Occupancy expense	604	667	687	596	627	1,958	1,780
Equipment expense	249	248	225	221	203	722	704
Data processing costs	1,240	1,273	1,271	1,174	1,214	3,784	3,665
Ohio state franchise tax	399	399	399	390	399	1,197	1,193
Federal deposit insurance expense	267	267	267	293	255	801	762
Professional fees	700	521	598	611	539	1,819	1,654
Advertising expense	386	451	364	371	283	1,201	1,210
Software amortization expense	94	95	90	83	74	279	117
Core deposit intangible amortization	250	250	249	258	257	749	773
Loss on premises and equipment held for sale	18	693	-	-	-	711	-
Gross other real estate owned expenses	-	-	-	-	-	-	99
Other expense	2,008	2,056	1,492	1,810	1,819	5,556	5,136
Total noninterest expense	13,098	13,651	12,193	11,803	11,871	38,942	35,738

Income before income taxes	6,399	7,370	5,754	5,843	2,711	19,523	12,501
Income taxes	1,079	1,213	924	995	371	3,216	1,830

NET INCOME	$5,320	$6,157	$4,830	$4,848	$2,340	$16,307	$10,671

PTPP (1)	$6,791	$6,864	$5,849	$5,666	$4,945	$19,504	$14,686

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024
Per common share data
Net income per common share - basic	$0.66	$0.76	$0.60	$0.60	$0.29	$2.02	$1.32
Net income per common share - diluted	$0.65	$0.76	$0.60	$0.60	$0.29	$2.01	$1.32
Dividends declared per share	$0.21	$0.21	$0.21	$0.20	$0.20	$0.63	$0.60
Book value per share (period end)	$27.71	$26.74	$26.46	$26.08	$26.11	$27.71	$26.11
Tangible book value per share (period end) (1) (2)	$22.62	$21.60	$21.29	$20.88	$20.87	$22.62	$20.87
Dividends declared	$1,698	$1,697	$1,697	$1,616	$1,615	$5,092	$4,841
Dividend yield	2.78%	2.80%	3.05%	2.84%	2.76%	2.81%	2.78%
Dividend payout ratio	31.92%	27.56%	35.13%	33.33%	69.02%	31.23%	45.37%
Average shares outstanding - basic	8,084,658	8,081,193	8,078,805	8,071,905	8,071,032	8,081,573	8,076,440
Average shares outstanding - diluted	8,147,495	8,113,572	8,097,545	8,092,357	8,086,872	8,130,213	8,092,280
Period ending shares outstanding	8,086,886	8,081,193	8,081,193	8,073,708	8,071,032	8,086,886	8,071,032

Selected ratios
Return on average assets (Annualized)	1.08%	1.29%	1.04%	1.04%	0.50%	1.14%	0.77%
Return on average equity (Annualized)	9.62%	11.53%	9.22%	9.19%	4.45%	10.12%	6.90%
Return on average tangible common equity (1) (3)	11.86%	14.31%	11.48%	11.50%	5.58%	12.54%	8.68%
Efficiency (4)	63.73%	64.49%	65.22%	65.05%	67.93%	64.45%	68.19%
Equity to assets at period end	11.33%	11.23%	11.32%	11.36%	11.34%	11.33%	11.34%
Noninterest expense to average assets	0.67%	0.72%	0.65%	0.63%	0.66%	2.04%	1.94%

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.
(2) Calculated by dividing tangible common equity by shares outstanding.
(3) Calculated by dividing annualized net income for each period by average tangible common equity.
(4) The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Yields	2025	2025	2025	2024	2024	2025	2024
Interest-earning assets:
Loans receivable (1)	6.30%	6.40%	6.17%	6.12%	6.19%	6.29%	6.19%
Investment securities (1) (2)	3.69%	3.64%	3.69%	3.63%	3.62%	3.67%	3.60%
Interest-earning deposits with other banks	3.52%	4.13%	3.57%	4.23%	4.27%	3.72%	4.58%
Total interest-earning assets	5.93%	6.03%	5.81%	5.78%	5.84%	5.93%	5.85%
Deposits:
Interest-bearing demand deposits	2.27%	2.27%	2.13%	2.07%	2.16%	2.29%	1.99%
Money market deposits	3.43%	3.53%	3.38%	3.81%	3.93%	3.45%	3.90%
Savings deposits	0.95%	0.86%	0.82%	0.75%	0.71%	0.87%	0.64%
Certificates of deposit	3.74%	3.66%	3.93%	4.21%	4.49%	3.77%	4.37%
Total interest-bearing deposits	2.91%	2.90%	2.82%	3.05%	3.17%	2.90%	3.07%
Non-Deposit Funding:
Borrowings	4.53%	4.54%	4.58%	4.93%	5.54%	4.55%	5.58%
Total interest-bearing liabilities	3.03%	3.01%	3.01%	3.21%	3.41%	3.03%	3.37%
Cost of deposits	2.20%	2.21%	2.10%	2.24%	2.33%	2.17%	2.24%
Cost of funds	2.33%	2.34%	2.30%	2.41%	2.58%	2.32%	2.54%
Net interest margin (3)	3.79%	3.88%	3.69%	3.56%	3.46%	3.79%	3.51%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(2) Yield is calculated on the basis of amortized cost.
(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset quality data	2025	2025	2025	2024	2024
(Dollar amounts in thousands, unaudited)
Nonperforming assets (1)	$29,928	$25,052	$29,550	$29,984	$30,078

Allowance for credit losses	$23,029	$22,335	$22,401	$22,447	$22,526
Allowance for credit losses/total loans	1.43%	1.41%	1.44%	1.48%	1.50%
Net charge-offs (recoveries):
Quarter-to-date	$(107)	$(18)	$(209)	$151	$1,382
Year-to-date	(334)	(227)	(209)	1,436	1,285
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	(0.03%)	(0.00%)	(0.06%)	0.04%	0.36%
Year-to-date	(0.03%)	(0.03%)	(0.06%)	0.10%	0.11%

Nonperforming loans/total loans	1.86%	1.58%	1.91%	1.97%	2.00%
Allowance for credit losses/nonperforming loans	76.95%	89.15%	75.81%	74.86%	74.89%
Nonperforming assets/total assets	1.51%	1.30%	1.56%	1.62%	1.62%

(1) Nonperforming assets consist of nonperforming loans.

MIDDLEFIELD BANC CORP.

GAAP to Non-GAAP Reconciliations

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Stockholders' equity	$224,120	$216,052	$213,793	$210,562	$210,705
Less goodwill and other intangibles	41,218	41,468	41,718	41,967	42,225
Tangible common equity	$182,902	$174,584	$172,075	$168,595	$168,480

Shares outstanding	8,086,886	8,081,193	8,081,193	8,073,708	8,071,032
Tangible book value per share	$22.62	$21.60	$21.29	$20.88	$20.87

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024

Average stockholders' equity	$219,278	$214,144	$212,465	$209,864	$209,096	$215,395	$206,691
Less average goodwill and other intangibles	41,340	41,589	41,839	42,092	42,350	41,589	42,512
Average tangible common equity	$177,938	$172,555	$170,626	$167,772	$166,746	$173,806	$164,179

Net income	$5,320	$6,157	$4,830	$4,848	$2,340	$16,307	$10,671
Return on average tangible common equity (annualized)	11.86%	14.31%	11.48%	11.50%	5.58%	12.54%	8.68%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Nine Months Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024

Net income	$5,320	$6,157	$4,830	$4,848	$2,340	$16,307	$10,671
Add income taxes	1,079	1,213	924	995	371	3,216	1,830
Add provision for (recovery of) credit losses	392	(506)	95	(177)	2,234	(19)	2,185
PTPP	$6,791	$6,864	$5,849	$5,666	$4,945	$19,504	$14,686

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	September 30,			September 30,
	2025			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,605,733	$25,485	6.30%	$1,507,518	$23,441	6.19%
Investment securities (1) (2)	188,211	1,496	3.69%	191,748	1,490	3.62%
Interest-earning deposits with other banks (3)	70,727	627	3.52%	63,580	682	4.27%
Total interest-earning assets	1,864,671	27,608	5.93%	1,762,846	25,613	5.84%
Noninterest-earning assets	83,217			88,644
Total assets	$1,947,888			$1,851,490
Interest-bearing liabilities:
Interest-bearing demand deposits	$233,106	$1,331	2.27%	$217,124	$1,181	2.16%
Money market deposits	479,785	4,143	3.43%	362,545	3,583	3.93%
Savings deposits	184,146	440	0.95%	198,775	357	0.71%
Certificates of deposit	324,516	3,058	3.74%	325,240	3,671	4.49%
Short-term borrowings	82,306	918	4.43%	113,812	1,575	5.51%
Other borrowings	11,532	153	5.26%	11,739	173	5.86%
Total interest-bearing liabilities	1,315,391	10,043	3.03%	1,229,235	10,540	3.41%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	398,307			396,456
Other liabilities	14,912			16,703
Stockholders' equity	219,278			209,096
Total liabilities and stockholders' equity	$1,947,888			$1,851,490
Net interest income		$17,565			$15,073
Interest rate spread (4)			2.90%			2.43%
Net interest margin (5)			3.79%			3.46%
Ratio of average interest-earning assets to average interest-bearing liabilities			141.76%			143.41%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $271 and $281 for the three months ended September 30, 2025 and 2024, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	September 30,			June 30,
	2025			2025
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,605,733	$25,485	6.30%	$1,576,050	$25,122	6.40%
Investment securities (1) (2)	188,211	1,496	3.69%	191,619	1,486	3.64%
Interest-earning deposits with other banks (3)	70,727	627	3.52%	61,012	628	4.13%
Total interest-earning assets	1,864,671	27,608	5.93%	1,828,681	27,236	6.03%
Noninterest-earning assets	83,217			79,414
Total assets	$1,947,888			$1,908,095
Interest-bearing liabilities:
Interest-bearing demand deposits	$233,106	$1,331	2.27%	$238,884	$1,353	2.27%
Money market deposits	479,785	4,143	3.43%	489,525	4,313	3.53%
Savings deposits	184,146	440	0.95%	188,999	404	0.86%
Certificates of deposit	324,516	3,058	3.74%	297,727	2,719	3.66%
Short-term borrowings	82,306	918	4.43%	77,666	870	4.49%
Other borrowings	11,532	153	5.26%	11,588	140	4.85%
Total interest-bearing liabilities	1,315,391	10,043	3.03%	1,304,389	9,799	3.01%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	398,307			376,468
Other liabilities	14,912			13,094
Stockholders' equity	219,278			214,144
Total liabilities and stockholders' equity	$1,947,888			$1,908,095
Net interest income		$17,565			$17,437
Interest rate spread (4)			2.90%			3.02%
Net interest margin (5)			3.79%			3.88%
Ratio of average interest-earning assets to average interest-bearing liabilities			141.76%			140.19%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $271 and $266 for the three months ended September 30, 2025 and June 30, 2025, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Nine Months Ended
	September 30,			September 30,
	2025			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,573,040	$73,994	6.29%	$1,495,834	$69,258	6.19%
Investment securities (1) (2)	190,609	4,472	3.67%	191,784	4,400	3.60%
Interest-earning deposits with other banks (3)	66,466	1,851	3.72%	63,203	2,166	4.58%
Total interest-earning assets	1,830,115	80,317	5.93%	1,750,821	75,824	5.85%
Noninterest-earning assets	82,392			88,408
Total assets	$1,912,507			$1,839,229
Interest-bearing liabilities:
Interest-bearing demand deposits	$223,719	$3,839	2.29%	$212,699	$3,167	1.99%
Money market deposits	475,919	12,272	3.45%	332,987	9,730	3.90%
Savings deposits	188,692	1,232	0.87%	197,477	951	0.64%
Certificates of deposit	294,416	8,303	3.77%	330,884	10,833	4.37%
Short-term borrowings	93,403	3,135	4.49%	132,275	5,488	5.54%
Other borrowings	11,586	436	5.03%	11,790	530	6.00%
Total interest-bearing liabilities	1,287,735	29,217	3.03%	1,218,112	30,699	3.37%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	395,385			397,764
Other liabilities	13,992			16,662
Stockholders' equity	215,395			206,691
Total liabilities and stockholders' equity	$1,912,507			$1,839,229
Net interest income		$51,100			$45,125
Interest rate spread (4)			2.90%			2.48%
Net interest margin (5)			3.79%			3.51%
Ratio of average interest-earning assets to average interest-bearing liabilities			142.12%			143.73%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $809 and $851 for the nine months ended September 30, 2025 and September 30, 2024, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.